Exhibit 99.2

OPKO HEALTH, INC.AND SUBSIDIARIES

SUMMARY OF UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 27, 2024, OPKO Health Inc. (the “Company”), the Company’s indirect wholly owned subsidiary, BioReference Health, LLC (“BioReference”), and Laboratory Corporation of America Holdings, a Delaware corporation (“Labcorp”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which BioReference and the Company agreed to sell and assign to Labcorp, and Labcorp agreed to purchase and assume from BioReference and the Company, certain assets and liabilities of BioReference’s laboratory testing businesses focused on clinical diagnostics and reproductive and women’s health across the United States, excluding New York and New Jersey, in exchange for approximately $237,500,000 in cash (the “BioReference Transaction”). On September 16, 2024, the parties to the Purchase Agreement consummated the BioReference Transaction, and the Company received approximately $237,500,000 in cash, subject to certain adjustments as set forth in the Purchase Agreement.

The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024 and unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2023 are presented as if the BioReference Transaction and related events had occurred on January 1, 2023. The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2024 is presented as if the BioReference Transaction and related events had occurred on June 30, 2024.

The unaudited consolidated pro forma financial statements have been derived from the Company’s historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and are presented based on information currently available and certain assumptions that the Company’s management believes are reasonable. The accompanying pro forma financial statements reflect the impact of events directly attributable to the BioReference Transaction that are factually supportable and, for the purposes of the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the BioReference Transaction and related events occurred on the dates indicated or to project the Company’s financial performance for any future period. The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with (i) the Company’s audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 1, 2024, and (ii) the Company’s unaudited consolidated financial statements and accompany notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC on August 7, 2024.

OPKO HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2024

		Pro-forma
		Adjustments for		Unaudited
(in thousands, except share and per share data)	Historical (a)	disposition	Notes	Pro-forma
ASSETS
Current assets:
Cash and cash equivalents	$40,576	232,670	(e)	$273,246
Accounts receivable, net	105,313	-		105,313
Inventories, net	60,153	-		60,153
Prepaid expenses and other current assets	32,288	-		32,288
Assets held for sale	119,651	(119,651)	(f)	-
Total current assets	357,981	113,019		471,000
Property, plant and equipment, and investment properties, net	66,766	-		66,766
Intangible assets, net	659,111	(16)	(f)	659,095
In-process research and development	195,000	-		195,000
Goodwill	530,106	1,975	(f)	532,081
Investments, net	101,489	-		101,489
Operating lease right-of-use assets	61,622	-		61,622
Other assets	7,796	-		7,796
Total assets	$1,979,871	$114,978		$2,094,849
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$82,242	$-		$82,242
Accrued expenses	94,516	8	(g)	94,524
Current maturities of operating leases	11,624	-		11,624
Liabilities associated with assets held for sale	8,872	(8,872)	(f)	-
Current portion of convertible notes	170	-		170
Current portion of lines of credit and notes payable	22,129	-		22,129
Total current liabilities	219,553	(8,864)		210,689
Operating lease liabilities	49,624	-		49,624
Long term portion of convertible notes	175,942	-		175,942
Deferred tax liabilities	119,120	1,270	(g)	120,390
Other long-term liabilities, principally contract liabilities,		-
contingent consideration and lines of credit	20,315	-		20,315
Total long-term liabilities	365,001	1,270		366,271
Total liabilities	584,554	(7,594)		576,960
Equity:
Common Stock - $0.01 par value, 1,250,000,000 shares
authorized; 727,176,232 shares issued at June 30, 2024	7,273	-		7,273
Treasury Stock - 29,800,177 shares at June 30, 2024	(1,791)	-		(1,791)
Additional paid-in capital	3,540,414	-		3,540,414
Accumulated other comprehensive income (loss)	(46,652)	-		(46,652)
Accumulated deficit	(2,103,927)	122,571	(h)	(1,981,356)
Total shareholders' equity	1,395,317	122,571		1,517,888
Total liabilities and equity	$1,979,871	$114,978		$2,094,849

OPKO HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Six months ended June 30, 2024
(in thousands, except share and per share data)	Historical (a)	Pro-forma Adjustments for disposition	Notes	Unaudited Pro-forma
Revenues:
Revenue from services	$256,286	$(52,438)	(b)	$203,848
Revenue from products	78,532	-		78,532
Revenue from transfer of intellectual property and other	21,054	-		21,054
Total revenues	355,872	(52,438)		303,434
Costs and expenses:
Cost of service revenue	216,952	(47,929)	(b)	169,023
Cost of product revenue	45,199	-		45,199
Selling, general and administrative	138,988	(19,098)	(b)	119,890
Research and development	46,020	-		46,020
Amortization of intangible assets	41,856	(2,055)	(b)	39,801
Total costs and expenses	489,015	(69,082)		419,933
Operating loss (income)	(133,143)	16,644		(116,499)
Other income and (expense), net:
Interest income	1,204	-		1,204
Interest expense	(15,865)	-		(15,865)
Fair value changes of derivative instruments, net	(26,160)	-		(26,160)
Other income, net	80,197	-		80,197
Other income, net	39,376	-		39,376
Loss (income) before income taxes and investment losses	(93,767)	16,644		(77,123)
Income tax benefit (provision)	1,629	(801)	(d)	828
Loss (income) before investment losses	(92,138)	15,843		(76,295)
Loss from investments in investees	(3)	-		(3)
Net loss (income)	$(92,141)	$15,843		$(76,298)
Loss per share, basic and diluted:
Net loss per share	$(0.13)			$(0.11)
Weighted average number of common shares outstanding,
basic and diluted	702,036,148			702,036,148

OPKO HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Year ended December 31, 2023
(in thousands, except share and per share data)	Historical (a)	Pro-forma Adjustments for disposition	Notes	Unaudited Pro-forma
Revenues:
Revenue from services	$515,275	$(119,275)	(b)	$396,000
Revenue from products	167,557	-		167,557
Revenue from transfer of intellectual property	180,663	-		180,663
Total revenues	863,495	(119,275)		744,220
Costs and expenses:
Cost of service revenue	445,830	(112,611)	(b)	333,219
Cost of product revenue	99,538	-		99,538
Selling, general and administrative	300,559	(47,444)	(b)	253,115
Research and development	89,593	-		89,593
Contingent consideration	(1,036)	-		(1,036)
Amortization of intangible assets	86,032	(4,110)	(b)	81,924
Gain on sale of assets	-	(105,655)	(c)	(105,655)
Total costs and expenses	1,020,516	(267,820)		750,696
Operating (loss) income	(157,021)	150,545		(6,476)
Other income and (expense), net:
Interest income	3,983	-		3,983
Interest expense	(13,506)	-		(13,506)
Fair value changes of derivative instruments, net	(781)	-		(781)
Other expense, net	(16,994)	-		(16,994)
Other expense, net	(27,298)	-		(27,298)
(Loss) income before income taxes and investment losses	(184,319)	150,545		(33,774)
Income tax (loss) benefit	(4,437)	8,190	(d)	3,753
Loss (income) before investment losses	(188,756)	158,735		(30,021)
Loss from investments in investees	(107)	-		(107)
Net (loss) income	$(188,863)	$158,735		$(30,128)
Loss per share, basic and diluted:
Net loss per share	$(0.25)			$(0.04)
Weighted average number of common shares outstanding,
basic and diluted	751,765,915			751,765,915

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to present events that are (i) directly attributable to the BioReference Transaction of assets, and (ii) are factually supportable. The unaudited pro forma condensed consolidated statements of operations do not reflect the estimated gain on the BioReference Transaction.

NOTE 2. Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statement:

(a)	Reflects the Company’s historical US GAAP consolidated financial statements, as reported, before pro forma adjustments related to the BioReference Transaction. As of and for the six months ended June 30, 2024 and the year ended December 31, 2023, Bio Reference’s operating results were reported as part of the Company’s Diagnostic Segment.

(b)	Reflects the elimination of revenues, cost of goods sold, expenses and amortization of intangible assets from the BioReference Transaction.

(c)	Reflects the estimated gain on sale of assets of $105.7 million arising from the BioReference Transaction as if the BioReference Transaction and related events had occurred on January 1, 2023, the first day of fiscal year 2023.

(d)	Reflects the estimated income tax effect of the BioReference Transaction. The tax effect of the BioReference Transaction was calculated using the historical statutory rates in effect for the periods presented.

(e)	Reflects estimated net cash proceeds from the BioReference Transaction of $232.7 million, representing the gross sale price of $237.5 million minus certain purchase price adjustments and estimated transaction costs.

(f)	Represents the assets and liabilities conveyed to Labcorp in the BioReference Transaction.

(g)	Reflects tax impacts of the BioReference Transaction.

(h)	Reflects the effect on accumulated deficit related to the estimated gain on sale and related tax impacts attributable to the BioReference Transaction as if the BioReference Transaction and related events had occurred on June 30, 2024. The actual amount of the gain on sale will be based on the balances as of the closing date of the BioReference Transaction and may differ materially from the pro forma gain on sale amount presented herein.

Estimated proceeds, net of transaction costs.	$232,670

Assets held for sale	(117,692)
Liabilities of associated with assets held for sale	8,872
Tax impacts	(1,278)
Gain on sale	$122,571